UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip code)

(513) 824-3200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 28, 2010, the shareholders of Scripps Networks Interactive, Inc. (the “Company”), upon recommendation of our Board of Directors, approved the amended and restated Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan (the “LTIP”) and the amended and restated Scripps Networks Interactive, Inc. Executive Annual Incentive Plan (“AIP”). A brief description of these plans follows, but is subject to the full text of these plans attached as Exhibit A and Exhibit B to our 2010 Proxy Statement, incorporated herein by reference.

LTIP

The LTIP authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, performance units, performance shares, dividend equivalents and other awards relating to our Class A Common Shares. The Company has reserved 19,000,000 Class A Common Shares for delivery under the LTIP.

The LTIP is administered by the Compensation Committee of the Board of Directors, which has authority to, among other things: construe and interpret the LTIP, select participants and the types of awards to be granted, and establish the terms and conditions of awards. The LTIP became effective as of February 18, 2010, the date of approval of the Board of Directors, and will continue in effect until June 30, 2018, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding.

AIP

The AIP is administered by the Compensation Committee of the Board of Directors, which is authorized to interpret the AIP and to make any other determinations that it deems necessary or desirable for the administration of the plan.

The Compensation Committee, in its sole discretion, designates the executives who are eligible to participate in the AIP. The executives will be selected from among our employees who are in a position to have a material impact on our results of operations. The Compensation Committee will designate one or more performance periods, which may be based on a calendar year or any other period designated by the Compensation Committee, and written performance goals and payout formulas for each participant. No awards will be paid for a performance period until the Compensation Committee has certified in writing whether the applicable performance goals have been met. The Compensation Committee retains the discretion to reduce or eliminate (but not to increase) any award payable to a participant. Any earned awards are paid in cash.

Performance Goals

Our Compensation Committee may designate any award under the LTIP or AIP as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million executive compensation limit imposed by Section 162(m) of the Internal Revenue Code. If an award under either the LTIP or AIP is so designated, the Compensation Committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; market share; and revenue.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan (as Amended and Restated), incorporated by reference to Exhibit A of our 2010 Proxy Statement filed with the Securities and Exchange Commission on March 15, 2010).

10.2	Scripps Networks Interactive, Inc. Executive Annual Incentive Plan (as Amended and Restated), incorporated by reference to Exhibit B of our 2010 Proxy Statement filed with the Securities and Exchange Commission on March 15, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 5, 2010	By:	/s/ LORI A. HICKOK
Lori A. Hickok
Executive Vice President, Finance

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan (as Amended and Restated), incorporated by reference to Exhibit A of our 2010 Proxy Statement filed with the Securities and Exchange Commission on March 15, 2010).

10.2	Scripps Networks Interactive, Inc. Executive Annual Incentive Plan (as Amended and Restated), incorporated by reference to Exhibit B of our 2010 Proxy Statement filed with the Securities and Exchange Commission on March 15, 2010).

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